EXHIBIT 21.1

ENZON PHARMACEUTICALS, INC.

Subsidiaries of Registrant

Subsidiary	State or Other Jurisdiction of Incorporation
SCA	Delaware
Ventures, Inc.

EPSC Acquisition Corp.	Delaware